Exhibit 99.1

Jones Apparel Group, Inc.
FOR IMMEDIATE RELEASE
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

Jones Apparel Group Completes Sale of Barneys New York and
Enters Into Accelerated Share Repurchase Agreement

NEW YORK, NEW YORK - September 7, 2007 - Jones Apparel Group, Inc. (NYSE: JNY; the "Company" or "Jones") today announced that it has completed the sale of its indirect wholly owned subsidiary Barneys New York, Inc. ("Barneys") and has entered into an accelerated share repurchase ("ASR") agreement with Goldman, Sachs & Co. ("Goldman") to utilize a portion of the proceeds from the sale.

Jones received an aggregate of approximately $945 million in cash at closing from the sale of Barneys to an affiliate of Istithmar PJSC, a Dubai based private equity and alternative investment house. The purchase price is subject to certain post-closing adjustments. Jones expects to realize estimated after-tax proceeds, net of transaction expenses, of approximately $840 million from the sale. The proceeds of the sale will be used to fund the ASR program, to repay short term borrowings and for other corporate purposes.

Under the ASR agreement, Jones will repurchase $400 million of its outstanding common stock, with approximately 15.5 million shares to be received by September 12, 2007 and the remaining shares to be received at the end of an initial valuation period and upon final settlement of the ASR program. Final settlement of the ASR program is scheduled for no later than July 19, 2008, and may occur earlier at the option of Goldman or later under certain circumstances. The initial shares repurchased by Jones are subject to adjustment if Jones were to enter into or announce certain types of transactions.

Wesley R. Card, President and Chief Executive Officer, stated, "The repurchase of our stock is a compelling investment opportunity and reflects the Board's confidence in the future of Jones. We received substantial value for our investment in Barneys, and we are pleased to return that value to our shareholders through this ASR program. On behalf of Jones Apparel Group, its Directors, employees and shareholders, I want to thank Howard Socol, his management team and associates at Barneys for their hard work and dedication as part of Jones. We wish them the best of luck in the future."

John T. McClain, Chief Financial Officer, added, "We believe that the ASR program is an effective way to execute a meaningful repurchase in a single transaction. This use of the net proceeds from the Barneys transaction will enhance present shareholder value, while at the same time adding greater strength to our balance sheet and providing the Company with the financial flexibility to strategically invest in growing our brands for the future benefit of our shareholders."

The final number of shares Jones is repurchasing under the terms of the ASR agreement and the timing of the final settlement will depend on prevailing market conditions and the volume weighted average price per share of Jones common stock over the term of the ASR program, within a maximum and minimum established during an initial valuation period and subject to adjustment if Jones were to enter into or announce certain types of transactions. Goldman is expected to purchase Jones common stock in the open market in connection with the ASR program. As of September 5, 2007, before giving effect to the ASR transaction, Jones had 103.9 million shares of its common stock outstanding.

Jones has repurchased nearly 5.1 million shares of its common stock for approximately $95 million under the Company's current repurchase authorization, and approximately $205 million remains available for stock repurchases under this authorization, passed by the Board of Directors in February 2007. The Board of Directors has authorized an additional $500 million of share repurchases, in order to facilitate the ASR program and other possible future repurchases. The Company will have approximately $305 million of stock repurchase authority after giving effect to the repurchases under the ASR program, assuming no adjustments to the initial shares repurchased by Jones become necessary. During the term of the ASR program and for approximately two weeks after final settlement, Jones may only make repurchases of its common stock with the consent of Goldman.

J.P. Morgan and Citibank, N.A. are acting as advisors to Jones in connection with the ASR program.

About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 company, is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  the impact of changes in the market value of the Company's common stock on the final number and price of shares repurchased under the accelerated share repurchase agreement;
  the Company's ability to effectively deploy the proceeds received by it from the sale of Barneys, and the timing of the use of those proceeds;
  those associated with the effect of national and regional economic conditions;
  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;
  the performance of the Company's products within the prevailing retail environment;
  customer acceptance of both new designs and newly-introduced product lines;
  the Company's reliance on a few department store groups for large portions of the Company's business;
  consolidation of the Company's retail customers;
  financial difficulties encountered by customers;
  the effects of vigorous competition in the markets in which the Company operates;
  the Company's ability to attract and retain qualified executives and other key personnel;

  the Company's reliance on independent foreign manufacturers;
  changes in the costs of raw materials, labor, advertising and transportation;
  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;
  the uncertainties of sourcing associated with the new environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);
  the Company's ability to successfully implement new operational and financial computer systems; and
  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Quarterly Report on Form 10-Q for the quarter ended July 7, 2007, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.